Exhibit 99.1

www.CellTherapeutics.com

Cell Therapeutics, Inc. (CTI) Files Amendment to Articles of

Incorporation; Board of Directors Approves Amendment of

Shareholder Rights Plan

August 31, 2012 Seattle—Cell Therapeutics, Inc. (“CTI”) (NASDAQ: CTIC and MTA: CTIC) today announced that it has filed with the Secretary of State of the State of Washington an amendment to CTI’s Amended and Restated Articles of Incorporation (as amended, the “Articles of Incorporation”) to implement the 1-for-5 reverse stock split announced on August 8, 2012 (the “Reverse Stock Split”). The Reverse Stock Split is anticipated to be effective on September 2, 2012. CTI will file a copy of the amendment with Borsa Italiana and will file a Current Report on Form 8-K, including a copy of the amendment to the Articles of Incorporation, with the U.S. Securities and Exchange Commission (the “SEC”) and such Current Report on Form 8-K will be available on the websites of the SEC (www.sec.gov) and of CTI (www.CellTherapeutics.com, in the “Investors” section).

As a result of the amendment to the Articles of Incorporation, which will be effective on September 2, 2012, CTI’s total number of authorized shares will be decreased from 384,999,999 shares to 76,999,999 shares; CTI’s total number of authorized shares of common stock will be decreased from 383,333,333 shares of common stock to 76,666,666 shares of common stock; and CTI’s total number of authorized shares of preferred stock will be decreased from 1,666,666 shares of preferred stock to 333,333 shares of preferred stock.

In connection with the Reverse Stock Split, CTI also announced that its Board of Directors had approved certain amendments to CTI’s existing shareholder rights plan (“Rights Plan”), to be effective after giving effect to the Reverse Stock Split, namely, to decrease the exercise price of the preferred stock purchase rights (“Rights”) under the Rights Plan from $36.00 to $14.00, to decrease the number of shares of preferred stock issuable upon the exercise of a Right from six ten-thousandths (6/10,000th) to one ten-thousandth (1/10,000th), to decrease the redemption price of each Right from $0.0006 to $0.0001 and to revise the definitions of “acquiring person” and “beneficial ownership” under the Rights Plan. The Rights were initially distributed as a

3101 Western Ave. #600 Seattle, WA 98121	T 206.282.7100 F 206.284.6206

dividend on each share of CTI’s common stock outstanding on January 7, 2010, and currently trade with each outstanding share of CTI’s common stock.

About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

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This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcomes of which could materially and/or adversely affect actual future results and the market price of CTI’s securities, including, but not limited to, statements regarding amendments to CTI’s Articles of Incorporation and the Rights Plan and the effectiveness of the Reverse Stock Split. Specifically, the risks and uncertainties include that the Reverse Stock Split may not be effective on September 2, 2012 or any other future date, the trading price of CTI’s common stock after the Reverse Stock Split may not be adequate to regain compliance with the minimum closing bid requirement for continued listing on The Nasdaq Capital Market, that CTI cannot guarantee that the Rights Plan, as amended, will deter any coercive takeover tactics, CTI’s ability to continue to raise capital as needed to fund its operations in general, and, including, without limitation, competitive factors, technological developments, costs of developing, producing, and selling CTI’s product candidates, and the risk factors listed or described from time to time in CTI’s filings with the SEC including, without limitation, CTI’s most recent filings on Forms 10-K, 8-K, and 10-Q. Except as may be required by law, CTI does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Ed Bell

T: 206.282.7100

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

3101 Western Ave. #600 Seattle, WA 98121	T 206.282.7100 F 206.284.6206